UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2012

HAWKINS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 East Hennepin Avenue Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 2, 2012, our board of directors and John S. McKeon, chairman of our board of directors, agreed to terminate the compensation arrangement relating to Mr. McKeon’s provision of consulting services to the Company, effective as of the same date. The material terms of the arrangement in effect at the time of its termination were previously disclosed under Item 1.01 of the current report on Form 8-K filed by our company on August 11, 2009 (File No. 0-7647), which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At our annual meeting of shareholders held August 2, 2012, the following proposals, each as described in further detail in the definitive proxy statement filed by our company on June 27,2012 (File No. 0-7647), were voted upon by our shareholders as set forth below:

Proposal One – Election of Directors

Our shareholders elected each of the seven nominees to serve as director for a term of one year, which term shall expire at the next annual meeting of shareholders, based on the following votes:

Director Nominee	For	Against	Abstain
John S. McKeon	6,291,187.215	2,029,315.950	5,842.424
Patrick H. Hawkins	8,263,172.165	60,141.000	3,032.424
James A. Faulconbridge	7,428,481.215	893,793.950	4,070.424
Duane M. Jergenson	8,246,010.215	73,992.950	6,342.424
Daryl I. Skaar	8,103,764.215	210,834.950	11,746.424
James T. Thompson	8,250,133.215	70,222.950	5,989.424
Jeffrey L. Wright	7,400,546.215	919,856.950	5,942.424

Proposal Two – Non-Binding Advisory Vote on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the proxy statement distributed in connection with the annual meeting, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
7,730,743.003	446,349.889	149,252.697	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: August 6, 2012	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary